UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 240.14a-12

NOBILITY HOMES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Explanatory Note

This Amendment No. 1 (this “Amendment”) to the Definitive Proxy Statement on Schedule 14A filed by Nobility Homes, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on January 29, 2021 (the “Original Filing”) is being filed solely to correct the number of shares of common stock (and resulting percentage of ownership) beneficially owned by the Company’s directors and executive officers as a group in the revised table below. No other changes have been made to Original Filing.

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PRINCIPAL HOLDERS OF OUR COMMON STOCK

The following table sets forth, based on 3,632,446 shares of common stock as of January 25, 2021, information as to our common stock owned beneficially, directly or indirectly, (1) by each person who is known by us to own beneficially more than 5% of our outstanding voting securities, (2) by each director and nominee, (3) by each executive officer and (4) by all directors, nominees and executive officers as a group:

Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)		Percent of Class
Executive Officers and Directors
Terry E. Trexler(2)	1,983,881	(3)	54.6%
Thomas W. Trexler(2)	420,806	(4)	11.6%
Robert P. Saltsman(5)	2,537		*
Arthur L. Havener, Jr.(6)	0		*
Lynn J. Cramer(2)	2,392		*
Jean Etheredge(2)	44,831		*
Directors and executive officers as a group (6 persons)	2,454,447		67.6%
5% Shareholders
GAMCO Investors, Inc.(7)	532,649		14.7%

*	Less than 1%
(1)	Unless otherwise noted, information contained in this table is based upon information furnished by the beneficial owners, and all shares are owned directly with sole voting and dispositive power.
(2)	The business address is c/o Nobility Homes, Inc. at 3741 S.W. 7th Street, Ocala, Florida 34474.
(3)

Includes 1,980,535 shares owned by the Terry E. Trexler Revocable Trust for which Mr. Trexler is the sole trustee and beneficiary, 2,040 shares held in trust for the benefit of Mr. Trexler’s grandchild and 1,306 shares owned through our 401(k) plan.

(4)	Includes 11,937 shares owned through our 401(k) plan.
(5)	Mr. Saltsman’s address is 222 South Pennsylvania Avenue, Suite 200, Winter Park, Florida 32789.
(6)	Mr. Havener’s address is 9825 Sunset Greens Drive, St. Louis, Missouri 63127.
(7)

GAMCO Investors, Inc.’s address is One Corporate Center, Rye, New York 10580. Information is based on a report on Schedule 13D/A filed with the SEC on April 26, 2018 by GAMCO Investors, Inc. According to the information provided in the Schedule 13D/A, Mario Gabelli, through various entities which he directly or indirectly controls or which he acts as chief investment officer, has investment control over these shares. Each of these entities has voting and dispositive power over the shares shown as follows:

	Sole Voting and Dispositive Power	Shared Voting and Dispositive Power
Gabelli Funds, LLC	144,700	—
GAMCO Asset Management, Inc.	207,697	—
Teton Advisors, Inc.	179,300	—
Gabelli & Company Investment Advisors, Inc.	952	—

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